Entrada Therapeutics Reports Second Quarter 2022 Financial Results

On track to submit Investigational New Drug application to the U.S. Food and Drug Administration for ENTR-601-44 targeting Duchenne muscular dystrophy in Q4 2022

Cash runway into 2H 2024 with $244 million in cash, cash equivalents and marketable securities as of June 30, 2022

BOSTON, August 11, 2022 -- Entrada Therapeutics, Inc. (Nasdaq: TRDA), a biopharmaceutical company aiming to transform the lives of patients by establishing intracellular Endosomal Escape Vehicle (EEV™) therapeutics as a new class of medicines, today reported financial results for the second quarter ended June 30, 2022 and highlighted recent business updates.

“We continued to make significant progress in advancing our growing pipeline of EEV therapeutic candidates during the second quarter,” said Dipal Doshi, President and Chief Executive Officer of Entrada Therapeutics. “We reported additional preclinical data that reinforce our conviction in the potential of ENTR-601-44 for patients with Duchenne who are exon 44 skipping amenable and ENTR-701 for the potential treatment of DM1. Additionally, we’re excited to partner with the Myotonic Dystrophy Clinical Research Network to help accelerate the development of potential DM1 treatments. We are on track to file an IND for ENTR-601-44 by the end of this year and remain well positioned to execute on our strategic initiatives to create value for patients and shareholders.”

Corporate Highlights

•Announced ENTR-701 as the Company’s first clinical candidate for myotonic dystrophy type 1 (DM1) and second clinical candidate in its pipeline.

•In May, presented new data from its Duchenne muscular dystrophy (DMD) and DM1 programs at TIDES USA 2022: Oligonucleotide & Peptide Therapeutics Conference, including:
oNon-human primate (NHP) data showing robust exon 44 skipping in biceps for at least 12 weeks following a single intravenous (IV) infusion of ENTR-601-44, demonstrating durability of response. These data build on a previously reported NHP study indicating robust exon 44 skipping across different muscle groups at 7 days following a single IV infusion.
oPreclinical data indicating prolonged splicing correction in the tibialis anterior, triceps and quadriceps, and amelioration of myotonia in a DM1 mouse model following a single dose of ENTR-701. Our ability to efficiently reach the intracellular targets combined with our allele specific CUG-repeat blocking approach suggests the possibility of a highly effective therapeutic.

•Entered into a collaboration with the Myotonic Dystrophy Clinical Research Network (DMCRN) supporting END-DM1 (Establishing Biomarkers and Clinical Endpoints in Myotonic Dystrophy Type 1). END-DM1 is a natural history study to advance the understanding of disease progression in patients with DM1.

•Appointed Karla MacDonald as Chief Corporate Affairs Officer. Ms. MacDonald previously served as the Company’s Vice President of Corporate Communications and Investor Relations. She has over 20 years of experience guiding business strategy, leading communications, patient advocacy and government affairs, and building talent for companies ranging from small biotechnology to large biopharmaceutical companies.

Second Quarter 2022 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $244.3 million as of June 30, 2022, compared to $291.1 million as of December 31, 2021. Based on current operating plans, Entrada expects its existing cash, cash equivalents and marketable securities will enable the Company to fund its operating expenses and capital expenditure requirements into the second half of 2024.

Research & Development (R&D) Expenses: R&D expenses for the second quarter of 2022 were $16.2 million, compared to $6.8 million for the same period in 2021. This increase was primarily due to additional investment in preclinical studies to support future clinical trials, enhanced facility and equipment-related investments and higher personnel costs (including non-cash stock-based compensation).

General & Administrative (G&A) Expenses: G&A expenses for the second quarter of 2022 were $7.3 million, compared to $3.1 million for the same period in 2021. This increase was primarily due to higher personnel costs (including non-cash stock-based compensation), legal and other professional fees, and facilities costs.

Net Loss: Net loss for the second quarter of 2022 was $23.2 million, compared to $9.9 million for the same period of 2021.

About Entrada Therapeutics
Entrada Therapeutics is a biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines, Endosomal Escape Vehicle (EEV™) therapeutics, to engage intracellular targets that have long been considered inaccessible and undruggable. The Company’s EEV therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues with an improved therapeutic index. Through its proprietary, highly versatile and modular EEV platform, Entrada is building a robust development portfolio of oligonucleotide-, antibody- and enzyme-based programs for the potential treatment of neuromuscular diseases, immunology, oncology and diseases of the central nervous system. The Company’s lead oligonucleotide programs include ENTR-601-44 targeting Duchenne muscular dystrophy (DMD) and ENTR-701 targeting myotonic dystrophy type 1 (DM1).

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, expectations regarding the findings from preclinical data of the Company’s therapeutic candidates, including ENTR-601-44 and ENTR-701, and the related potential for development, the continued development and advancement of ENTR-601-44 for the treatment of DMD and ENTR-701 for the treatment of DM1, including the Investigational New Drug (IND) application-enabling studies, the timing of Entrada's planned regulatory filings regarding its development programs, the potential therapeutic benefits of its EEV candidates, and the sufficiency of its cash resources, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of and Entrada’s ability to submit and obtain regulatory clearance for IND applications and initiate clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties associated with the impact of the ongoing COVID-19 pandemic on Entrada’s business and operations; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-

looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Operating expenses:
Research and development	$16,248	$6,829	$31,966	$13,052
General and administrative	7,334	3,081	13,767	5,251
Total operating expenses	23,582	9,910	45,733	18,303
Loss from operations	(23,582)	(9,910)	(45,733)	(18,303)
Other income:
Interest and other income, net	403	9	883	22
Total other income, net	403	9	883	22
Net loss	$(23,179)	$(9,901)	$(44,850)	$(18,281)
Net loss per share attributable to common stockholders, basic and diluted	$(0.74)	$(7.56)	$(1.43)	$(14.16)
Weighted‑average common shares outstanding, basic and diluted	31,275,306	1,309,535	31,261,189	1,290,690

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Balance Sheet Data (Unaudited)
(In thousands)

	June 30, 2022	December 31, 2021

Cash and cash equivalents	$90,867	$291,064
Marketable securities	153,387	—
Total assets	295,917	305,833
Total liabilities	39,878	7,115
Total stockholders’ equity	256,039	298,718

Investor and Media Contact
Karla MacDonald
Chief Corporate Affairs Officer
kmacdonald@entradatx.com